                                                                   EXHIBIT 10.61
                        REDEMPTION AND RELEASE AGREEMENT


     This Redemption and Release Agreement (the "Agreement") is made this 5th day of December, 1996 by and among Radnor Holdings Corporation, a Delaware corporation formerly known as Benchmark Corporation of Delaware (the "Company"), WinCup Holdings, Inc., a Delaware corporation ("WinCup"), WinCup Holdings, L.P., a Delaware limited partnership (the "Partnership") and Kimberly-Clark Tissue Company, a Pennsylvania corporation ("KCTC").

     WHEREAS, KCTC owns 2,000 shares of the Company's Series A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock"), which represents all of the authorized, issued and outstanding shares of the Company's Series A Convertible Preferred Stock; and

     WHEREAS, KCTC also owns the Company's Warrant No. BCD-2 dated February 28, 1992, as amended December 31, 1992 and January 20, 1996 (the "1992 Warrant") to purchase shares of the Company's Nonvoting Common Stock, par value $.10 per share (the "Nonvoting Common Stock"), representing up to 20% of the outstanding capital stock of the Company on the date of exercise on a fully diluted basis; and

     WHEREAS, KCTC also owns the Company's Warrant No. BCD-3 dated February 28, 1994, as amended January 20, 1996 (the "1994 Warrant") to purchase 150 shares of the Company's Nonvoting Common Stock; and

     WHEREAS, KCTC holds the following promissory notes (collectively, the "Notes"): (a) a Subordinated Promissory Note dated as of January 20, 1996 by the Partnership in the original principal amount of $300,000 (the "$300,000 Note");
(b) a Subordinated Promissory Note dated as of January 20, 1996 by the Partnership in the original principal amount of $2,700,000 (the "$2.7 Million Note") and (c) a Negotiable Secured Note, dated February 24, 1992 as amended by a First Amendment to Negotiated Note dated November 30, 1993, and an Allonge to Negotiable Secured Note dated as of January 20, 1996 made by WinCup (formerly known as Scott Container Products Group, Inc.) and the Partnership in the original principal amount of $5 million (the "Mortgage Note"); and

     WHEREAS, the Company has entered into a Stock Purchase Agreement (the "StyroChem Purchase Agreement") with certain persons to acquire all of the issued and outstanding shares of common and preferred capital stock, and all options and warrants to purchase common or preferred capital stock of SP Acquisition Co., a Delaware corporation ("StyroChem"); and

     WHEREAS, StyroChem and Scott were parties to an Acquisition Agreement pursuant to which StyroChem acquired from Scott, directly or indirectly by merger, all of the outstanding capital stock of Scott Polymers, Inc. and Scott Polymers, Ltd., now known as StyroChem International, Inc. and StyroChem International, Ltd., respectively, (the "StyroChem Sale Agreement"); and

     WHEREAS, the Company is preparing to commence a private placement of senior notes with anticipated gross proceeds of approximately $100 million (the "Senior Note Offering"); and

     WHEREAS, in connection with the consummation of the Senior Notes Offering, the Company desires to redeem the 1992 Warrant and the 1994 Warrant (collectively, the "Warrants") and the Preferred Stock, cause the Notes to be paid in full and resolve certain disputes between Scott and StyroChem arising out of the StyroChem Sale Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Redemption of Securities.  Subject to the terms and conditions hereof,
         ------------------------
at Closing (as defined in Section 2 hereof), the Company shall redeem from KCTC, and KCTC shall sell to the Company:

     1.1 the Preferred Stock for a redemption price of $2 million; and

     1.2 the Warrants for a redemption price of $1 million.

     2.  Closing.  The consummation of the redemption contemplated hereby (the
         --------
"Closing") shall take place at the office of the Company's counsel, Duane, Morris & Heckscher, One Liberty Place, Philadelphia, Pennsylvania 19103 simultaneously with the closing under the StyroChem Purchase Agreement and the Senior Note Offering, or at such other time and place as the parties may agree (the "Closing Date"). At the Closing:

     2.1  The Company will deliver or cause to be delivered to KCTC:

          (a) $3 million in immediately available funds in payment of the redemption price for the Preferred Stock and the Warrants (collectively, the "Securities");

          (b) payment in full in immediately available funds of the entire outstanding principal balance of, and accrued interest on, the Notes;

          (c) a release executed by the Company, the Partnership, WinCup and StyroChem substantially in the form of Exhibit 2.1(c) attached hereto; and

          (d) a certificate executed by each of the Company, WinCup and the Partnership representing and warranting to KCTC that such party's representations and warranties in this Agreement are true and correct in all respects as of the Closing Date as if made on the Closing Date.

     2.2  KCTC will deliver to the Company:

          (a) the certificate(s) representing the Preferred Stock, duly endorsed for transfer to the Company;

          (b) the original Warrants, duly endorsed for transfer to the Company;

          (c) the original Notes, marked paid in full;

          (d) such UCC termination statements or mortgage satisfaction documents as the Company reasonably requests for filing by the Company to terminate the security interests securing the Mortgage Note;

          (e) a release executed by KCTC substantially in the form of Exhibit 2.2(e) attached hereto; and

          (f) a certificate executed by KCTC representing and warranting to the Company, WinCup and the Partnership that KCTC's representations and warranties in this Agreement are true and correct in all respects as of the Closing Date as if made on the Closing Date.

     3.  Representations and Warranties of KCTC.  In order to induce the
         --------------------------------------
Company, WinCup and the Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, KCTC hereby represents and warrants to the Company, WinCup and the Partnership as follows:

         3.1  Corporate Organization; Authority.  KCTC is a corporation duly
              ---------------------------------
incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. KCTC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No further action on the part of KCTC of any nature whatsoever is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by KCTC and, assuming the due execution and delivery hereof by the Company, WinCup and the Partnership, constitutes the valid and binding obligation of KCTC, enforceable against KCTC in accordance with its terms.

         3.2  No Violation.  The execution and delivery of this Agreement and
              ------------
the consummation of the transactions contemplated hereby do not contravene, conflict with or result (with or without notice or the lapse of time or both) in a violation of (a) the Articles of Incorporation or Bylaws of KCTC, (b) any resolution adopted by the Board of Directors or shareholders of KCTC, (c) any laws, regulations, court order, settlement agreement, judgment or decree binding upon or applicable to KCTC or by which the Securities or the Notes are affected or (d) any contract, understanding, agreement, lease, indenture, loan or instrument of any nature whatsoever to which KCTC is a party or by which KCTC or the Securities or the Notes are bound.

         3.3  Good Title.  KCTC has good and valid title, and is the record and
              ----------
beneficial owner, of the Securities and has complete and unrestricted power to sell, assign, transfer and deliver the Securities to the Company, free and clear of any lien, encumbrance or other restriction of any kind.

         3.4  Access to Information.  KCTC and its representatives and agents
              ---------------------
have been given the opportunity to ask questions of and to receive answers from officers of the Company regarding the business and operations of the Company and its subsidiaries, and affiliates. KCTC acknowledges having received and reviewed the Company's Offering Memorandum dated November 12, 1996 as supplemented by a Supplement dated November 26, 1996 being used in connection with the Senior Notes Offering.

     4.  Representations and Warranties of the Company, WinCup and the
         -------------------------------------------------------------
Partnership.  In order to induce KCTC to enter into this Agreement and to
-----------
consummate the transactions contemplated hereby, each of the Company, WinCup and the Partnership hereby represents and warrants to KCTC as follows:

         4.1  Organization; Authority.  Each of the Company, WinCup and the
              -----------------------
Partnership is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No further action on the part of the Company, WinCup or the Partnership of any nature whatsoever is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, WinCup and the Partnership and, assuming the due execution and delivery hereof by KCTC, constitutes the valid and binding obligation each of the Company, WinCup and the Partnership, enforceable against the each of them in accordance with its terms.

         4.2  No Violation.  The execution and delivery of this Agreement and
              ------------
the consummation of the transactions contemplated hereby do not contravene, conflict with or result (with or without notice or the lapse of time) in a violation of (a) the Certificate of Incorporation or Bylaws of the Company or WinCup, (b) the Limited Partnership Agreement of the Partnership, (c) any resolution adopted by the Board of Directors, stockholders or partners of the Company, WinCup and the Partnership, (d) any law, regulation, court order, settlement agreement, judgment or decree binding upon or applicable to the Company, WinCup or the Partnership or (e) any contract, understanding, agreement, lease, indenture, loan or instrument of any nature whatsoever to which the Company, WinCup or the Partnership is a party or by which any of them is bound.

         4.3  Offering Memorandum.  The Offering Memorandum does not contain any
              -------------------
untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     5.  Indemnification.
         ---------------

         5.1  By KCTC.  KCTC hereby agrees to indemnify, defend and hold
              -------
harmless the Company, WinCup and the Partnership from and against all demands, claims, actions, assessments, losses, damages, liabilities, costs and expenses, including without limitation attorney's fees and expenses, arising out of or related to the breach or inaccuracy of any representation or warranty made by KCTC herein.

         5.2  By the Company. The Company hereby agrees to indemnify, defend and
              --------------
hold harmless KCTC from and against all demands, claims, actions, assessments, losses, damages, liabilities, costs and expenses, including without limitation attorney's fees and expenses, arising out of or related to the breach or inaccuracy of any representation or warranty made by the Company, WinCup or the Partnership herein.

         5.3  Procedure.  A party seeking indemnification hereunder (the
              ---------
"Indemnified Party") shall give the other party (the "Indemnifying Party") prompt notice of any claim for indemnity hereunder, and the Indemnifying Party shall thereafter undertake the defense, settlement or compromise thereof by representatives chosen by it. The failure of the Indemnified Party to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless such failure adversely prejudices the Indemnifying Party's ability to defend such claim. If the Indemnifying Party, within a reasonable time after notice of any such claim, fails to defend, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of, and for the account and risk of, the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at anytime prior to settlement, compromise or final determination thereof. Notwithstanding the foregoing, (a) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at the Indemnifying Party's cost and expense, to defend, compromise or settle such claims and (b) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof a release of the Indemnified Party from all liability in respect of such claim.

     6.  Miscellaneous.
         -------------

         6.1  Expenses.  Each party to this Agreement shall be responsible for
              --------
all expenses and fees incurred by such party in connection with this Agreement.

         6.2  Notices.  All notices and other communications required or
              -------
permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail, postage prepaid, and addressed as follows:

         If to KCTC:

             Kimberly-Clark Tissue Company
             351 Phelps Drive
             Irving, TX  75038
             Attention:  Mr. W. Robert Ross
         with a copy to:

             Reboul, MacMurray, Hewitt,
             Maynard & Kristol
             45 Rockefeller Center
             New York, NY 10111
             Attention:  Karen C. Wiedemann, Esquire

         If to the Company, WinCup or the Partnership:

             Radnor Holdings Corp.
             Three Radnor Corporate Center
             Suite 300
             100 Matsonford Road
             Radnor, PA  19087
             Attention: Mr. Michael T. Kennedy, Chairman

         with a copy to:

             Duane Morris & Heckscher
             One Liberty Place
             Philadelphia, PA 19103
             Attention:  Vincent F. Garrity, Jr., Esquire

         6.3  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

         6.4  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                 RADNOR HOLDINGS CORPORATION


                                 By: /s/ Michael T. Kennedy
                                    --------------------------------
                                      Michael T. Kennedy, Chairman


                                 WINCUP HOLDINGS, INC.


                                 By: /s/ Michael T. Kennedy
                                    --------------------------------
                                      Michael T. Kennedy, Chairman


                                 WINCUP HOLDINGS, L.P.
                                 By:  WINCUP HOLDINGS, INC., general partner


                                     By: /s/ Michael T. Kennedy
                                        --------------------------------
                                          Michael T. Kennedy, Chairman


                                 KIMBERLY-CLARK TISSUE COMPANY


                                 By: /s/ John W. Donehoven
                                    --------------------------------
                                      John W. Donehoven,
                                      Senior Vice President and
                                      Chief Financial Officer

                                 Exhibit 2.1(c)

                             FORM OF RADNOR RELEASE
                             ----------------------

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Kimberly-Clark Tissue Company ("KCTC") to enter into and to consummate the transactions contemplated by the Redemption and Release Agreement dated as of December 5, 1996 among Radnor Holdings Corporation (the "Company"), WinCup Holdings, Inc. ("WinCup") and WinCup Holdings, L.P. (the "Partnership") and KCTC (the "Agreement"), each of the Company, WinCup, the Partnership, StyroChem International, Inc., StyroChem International, Ltd. and SP Acquisition Co. (individually, a "WinCup Party" and collectively, the "WinCup Parties"), on its own behalf and on behalf of its respective officers, directors, shareholders, partners and affiliates (the "Related Persons"), hereby releases and forever discharges KCTC and each of its Related Persons (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of the WinCup Parties or any of their respective Related Persons now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any rights to indemnification or reimbursement from KCTC, whether or not relating to claims pending on, or asserted after, the date hereof and further including specifically, without limiting the generality of this Release, any claims that any WinCup Party may have against any of the Releasees with respect to the matters described in that certain letter dated February 22, 1996 from Richard Davidovich, President of SP Acquisition Co. to KCTC (formerly known as Scott Paper Company); provided, however, that nothing contained herein shall
                      --------
operate to release any obligations of KCTC arising under the Agreement.

     Each WinCup Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each WinCup Party shall, jointly and severally, indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any of the WinCup Parties or any of their respective Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of the WinCup Parties or any of their respective Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this 5th day of December, 1996.


SP ACQUISITION CO.                      RADNOR HOLDINGS CORPORATION


By: /s/ Michael T. Kennedy              By: /s/ Michael T. Kennedy
   ---------------------------             ---------------------------
     Michael T. Kennedy, Chairman            Michael T. Kennedy, Chairman

STYROCHEM INTERNATIONAL, INC.           STYROCHEM INTERNATIONAL, LTD


By: /s/ Michael T. Kennedy              By: /s/ Michael T. Kennedy
   ---------------------------             ---------------------------
     Michael T. Kennedy, Chairman            Michael T. Kennedy, Chairman


WINCUP HOLDINGS, INC.                   WINCUP HOLDINGS, L.P.


By: /s/ Michael T. Kennedy              By:  WINCUP HOLDINGS, INC.,
   ---------------------------               its general partner
     Michael T. Kennedy, Chairman
                                        By: /s/ Michael T. Kennedy
                                           ---------------------------
                                             Michael T. Kennedy,
                                             Chairman

                                 Exhibit 2.2(e)

                              FORM OF KCTC RELEASE
                              --------------------

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Radnor Holdings Corporation (the "Company"), WinCup Holdings, Inc. ("WinCup") and WinCup Holdings, L.P. (the "Partnership") to enter into and to consummate the transactions contemplated by the Redemption and Release Agreement dated as of December , 1996 (the "Agreement") among the Company, WinCup, the Partnership and Kimberly-Clark Tissue Company ("KCTC"), KCTC, on its own behalf and on behalf of its officers, directors, shareholders, agents, employees and affiliates (the "Related Persons"), hereby releases and forever discharges each of the Company, WinCup, the Partnership, StyroChem International, Inc., StyroChem International, Ltd. and SP Acquisition Co. (individually, a "WinCup Party" and collectively, the "WinCup Parties") and each of their respective officers, directors, shareholders, partners, agents, employees and affiliates (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which KCTC or any of its Related Persons now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any rights to indemnification or reimbursement from any Releasee, whether or not relating to claims pending on, or asserted after, the date hereof and further including specifically, without limiting the generality of this Release, any claims that KCTC may have against any of the Releasees with respect to the payment of any balance of the purchase price alleged to be due and payable pursuant to that certain Acquisition Agreement dated January 25, 1994 between KCTC (formerly known as Scott Paper Company) and SP Acquisition Co.; provided,
                                                                     --------
however, that nothing contained herein shall operate to release any obligations of any Releasee arising under the Agreement.

     KCTC hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, KCTC shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of KCTC or any of its Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of KCTC or any of its Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this 5th day of December, 1996.


                              KIMBERLY-CLARK TISSUE COMPANY

                              By: /s/ John W. Donehoven
                                 --------------------------------
                                    John W. Donehoven,
                                    Senior Vice President and
                                    Chief Financial Officer